UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

July 3, 2002
(Date of Report)

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware (State or other jurisdiction of incorporation or organization)	91-1292054 (I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant’s telephone number)

ITEM 9. Regulation FD Disclosure
Signature

ITEM 9. Regulation FD Disclosure

FORWARD-LOOKING INFORMATION

This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as “will,” “should,” “the Company believes,” “we expect” or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by the Company. Actual results could differ materially from those projected as a result of a number of factors, some of which the Company cannot predict or control. For a discussion of these factors, please see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. The Company expressly disclaims any duty to update these projections, and makes no representation as to their continued accuracy in the event it does not provide such updates.

Second Quarter 2002 Estimates

	Forecast	Change
	Q2	Yr/Yr

Alaska Airlines
Capacity (ASMs in millions)	4,929	5.2%
Traffic (RPMs in millions)	3,372	2.5%
Passenger load factor	68.4%	(1.9	) points
Fuel gallons (000,000)	82.4	2.7%
Cost per ASM excluding fuel (cents)	8.55	3.7%

For June 2002, Alaska experienced a 3.2% increase in traffic on a 5.0% increase in capacity. However, lower year-over-year load factors, combined with lower yields, resulted in an estimated decrease in revenue per available seat mile (RASM) of 1.8% for June 2002 as compared to June 2001. For April 2002, RASM declined 6.7% as compared to April 2001. For May 2002, RASM declined 1.7% as compared to May 2001.

Horizon Air
Capacity (ASMs in millions)	607	5.5%
Traffic (RPMs in millions)	374	4.6%
Passenger load factor	61.7%	(0.5	) points
Fuel gallons (000,000)	13.6	(14.6)%
Cost per ASM excluding fuel (cents)	15.50	(8.4)%

For June 2002, Horizon experienced a 9.4% increase in traffic on a 6.7% increase in capacity. However, lower year-over-year yields resulted in an estimated decrease in RASM of 13.5% for June 2002 as compared to June 2001. For April 2002, RASM declined 15.3% as compared to April 2001. For May 2002, RASM declined 15.6% as compared to May 2001.

Capacity and Traffic Estimates for 2002

Provided below are capacity (ASMs in millions) estimates for the full year of 2002.

Alaska Airlines capacity	19,480	8.7%
Horizon Air capacity	2,392	11.4%

Other Financial Information

Cash and Short-Term Investments

Cash and short-term investments amounted to approximately $700 million on June 30, 2002.

Fuel Cost per Gallon

	Cost per	% Change from
	Gallon	Prior Year

Alaska:
April	$0.79	(13.5)%
May	$0.78	(15.3)%
June preliminary	$0.79	(15.5)%
Horizon:
April	$0.82	(16.3)%
May	$0.80	(17.6)%
June preliminary	$0.82	(17.8)%

Current fuel hedge positions for Alaska and Horizon are as follows:

	Approximate % of Expected	Approximate Crude Oil
	Fuel Requirements	Price per Barrel

July — December 2002	40%	$22
January — December 2003	35%	$22

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: July 3, 2002

/s/ Bradley D. Tilden Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer

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